Exhibit 10.2

Consulting Services Agreement

Amendment No. 1

The below designated Client (“Client”) acknowledges and agrees that the services performed by TechCXO, LLC are governed by the Terms and Conditions (FY 2019) attached hereto and incorporated as part of this Amendment No. 1 to the Consulting Services Agreement (“Agreement”). The terms of the accompanying Consulting Services Proposal are hereby incorporated by reference and made a part hereof, to the extent not inconsistent with or contrary to any provision herein. In the event of any conflict, the terms of this Agreement shall prevail.

Agreement to the terms and conditions is indicated by specification of the required information below and signature of authorized agents for both TechCXO, LLC, and Client.

Effective Date of this Amendment:	September 8, 2020

Executed by Client:		Executed by TechCXO, LLC:

Signature:	/s/ Amy Trombly	Signature:	/s/ R. Grant Edwards

Date:	9/10/2020	Date:	9/10/2020

Printed Name:	Amy Trombly	Printed Name:	E. Grant Edwards

Title:	CEO	Title:	Consultant

75 5th Street NW, Suite 3515 Atlanta, Georgia 30308

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Terms and Conditions

1.	Transition Consulting Services

TechCXO, LLC (“TechCXO”) will provide consulting services and executive talent pursuant to the scope of services under the terms and conditions of this Amendment No. 1 to the Consulting Services Agreement (“Agreement”). The Agreement shall be of no further effect. Any changes to the Agreement shall be documented and approved by TechCXO and Client in writing and attached to the Agreement. Scheduled service dates will be agreed upon mutually, subject to availability of TechCXO personnel.

2.	Status of Parties

TechCXO and its principals, employees, agents and subcontractors (collectively, “Consultants”) shall be, and at all times during this Agreement shall remain, an independent contractor in relationship to the Client. Consultants shall not have any rights to the Client’s usual employee fringe benefits, including, but not limited to, worker's compensation benefits, and in no event is any contract of agency or employment intended by this Agreement. Except to the extent authorized by the Client’s Board of Directors in writing, and consistent with the scope of the services under this Agreement, Consultants shall have no authority to bind, obligate, or commit the Client by any agreement, promise, or representation in any manner whatsoever.

3.	Incidental Expenses

Client shall reimburse TechCXO for actual, reasonable travel, lodging, and out-of-pocket expenses incurred with Client’s prior written approval. Mileage rates will conform to the IRS standard rate schedule.

4.	Fees, Invoicing, and Payment

CFO consulting services for transition to new CFO	$200 per hr.
Equity	2,609 shares granted on 4/23/2020 shall vest on 9/15/2020, no further equity will be granted or owed. Consultant will be responsible for all federal, state, and local taxes in connection with the vesting and transfer of the 2,609 shares.
Expenses*	Billed as incurred

TechCXO’s fees (hourly and fixed) and payment terms are stated above. Invoices will normally be issued on a semi-monthly basis, unless otherwise provided. Fees for services shall be payable when invoiced, and shall be deemed overdue if they remain unpaid 31 days after the date of invoice. Overdue fees shall be subject to a late payment of one and one half percent (1.5%) per month for each month where payment is not received. Client’s failure to make timely payments under this Agreement may be considered by TechCXO a material breach of this Agreement, which may result in suspension of consulting services to Client.

If Client’s procedures require that an invoice be submitted against a purchase order before payment can be made, Client will be responsible for issuing such purchase order 30 days before the payment due date. If TechCXO has to collect past due sums under this agreement, then it shall also be entitled to collect its reasonable collection costs, interest and attorney’s fees. Payments are due regardless of any third party action or responsibilities of Client.

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Remit to Address:	TechCXO, LLC
1911 Grayson Highway, Suite 8/122
Grayson, GA 30017

5.	Term of Amendment

The initial term of this Amendment shall be three (3) months from the date executed, unless specifically stated otherwise in writing. The parties may terminate the engagement as outlined in Section 12.

6.	Client Obligations

As part of the engagement under this Agreement, Client will furnish or make available any company plans, product information, financial information, and other relevant resources, and provide access to necessary personnel, as requested by TechCXO to enable the performance of the consulting services. TechCXO fees are based on anticipated cooperation from Client personnel and the assumption that unexpected circumstances will not be encountered during the engagement. Other resources, such as Internet access while present on Client premises and adequate work space facilities, shall be as agreed with Client. If significant unexpected circumstances occur, the parties will discuss a new fee estimate before TechCXO incurs additional costs.

7.	Changes in Scope

The scope of the engagement is stated in the accompanying proposal or work order, and shall be the only services provided under this Agreement. In the event that Client seeks to change the scope of the engagement, Client shall discuss such proposed changes with TechCXO. If TechCXO elects to perform such changes to the engagement, the parties shall work together in good faith to come to new terms on the scope of the engagement. Any changes in scope shall be mutually agreed upon in writing prior to commencement of the change. This includes any required changes in engagement responsibilities, fees and schedule. TechCXO shall not be obligated to perform any differing or additional consulting services unless the parties have mutually agreed upon and executed a written change order or amendment to this Agreement. TechCXO shall be entitled to an adjustment in fees based on the change in scope of the engagement. TechCXO will provide an estimate for the change in a timely manner and the Client shall approve or disapprove this change in a timely manner.

8.	Taxes

The fees quoted in the accompanying proposal or work order do not include taxes. TechCXO and Consultant shall be responsible for any federal, state, or local taxes based on the services provided under this Agreement.

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9.	Rights to Work Product

All deliverables under this Agreement shall be considered works-made-for-hire (“Deliverables”) and all ownership rights relating to the Deliverables shall vest in Client. Nothing herein shall be construed to grant TechCXO any right or license to use the confidential, proprietary information of Client. Notwithstanding the provisions of this section, any intellectual or other property, including but not limited to tools, business processes, work products, methodologies, techniques, trade secrets, works of authorship, standard training material, courseware, third party or open source software, or content which (i) is not customized specifically for Client; (ii) does not contain any Client confidential or proprietary information; and (iii) was developed by TechCXO prior to the execution of this Agreement, and used in the performance of its obligations in creating the Deliverables pursuant to this Agreement (“TechCXO Property”), belongs to and remains the property of TechCXO. TechCXO hereby grants to Client a worldwide, nonexclusive, irrevocable, perpetual, royalty-free license to use, copy, distribute, display, modify and make derivative works of all such TechCXO Property in accordance with this Agreement.

10.	Warranty and Disclaimers

TechCXO warrants that its services provided pursuant to this Agreement will be performed in a timely and professional manner consistent with generally-accepted industry standards. Any modifications made to work products or services provided by TechCXO that are not authorized and executed by TechCXO shall void the warranty.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION, TECHCXO EXPRESSLY DISCLAIMS AND CLIENT EXPRESSLY WAIVES ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION, ALL SERVICES AND DELIVERABLES ARE PROVIDED “AS IS.” TECHCXO IS PROVIDING SERVICES TO ASSIST CLIENT. CLIENT IS RESPONSIBLE FOR REVIEWING THE DELIVERABLES TO ENSURE THEIR ACCURACY AND COMPLETENESS AND FOR THE RESULTS OBTAINED FROM ITS USE OF THE DELIVERABLES.

11.	Limitation of Remedies

Client’s sole and exclusive remedy for any claim against TechCXO and its Consultants with respect to the quality of the services provided by TechCXO under this Agreement shall be, at TechCXO’s option, re-performance of the consulting services or termination of the engagement and return of the portion of the fees paid to TechCXO by Client for the nonconforming portion of the consulting services

In order to receive warranty remedies, deficiencies in the services must be reported to TechCXO in writing within 60 days of completion of that portion of the services. In the absence of any such notice, the services shall be deemed satisfactory to and accepted by Client.

12.	Termination of Amendment

Unless stated otherwise in the proposal or work order applicable to the services under this Agreement, either party can terminate this Amendment without cause upon thirty (30) days written notice to the other party prior to the expiration of the then-current term. Either party can terminate this Amendment for cause if either party considers the other party is not performing its obligations in accordance with the terms of this Amendment, and provides written notice to the other party of such non-performance. The party receiving such written notice will have fifteen (15) days from the date of notice receipt to correct the situation. If the situation is not corrected, the Agreement can be terminated immediately upon written notice. Upon termination of this Agreement, TechCXO will immediately cease performing any consulting services, and Client will pay TechCXO for all services provided and expenses incurred through the date of termination.

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13.	TechCXO Consultants

In the event Client believes that any TechCXO Consultant is failing to perform the services in a satisfactory manner or believes that the Consultant is not technically qualified, Client shall notify TechCXO as to the reasons for such failure. Upon receipt of notice or as soon as reasonably practical thereafter, Client and TechCXO shall mutually determine the best course of action to take to resolve such failure, which action may include replacing such Consultant at no cost to Client. Should Client request that a TechCXO Consultant be replaced for any reason other than job performance or technical qualification, an additional cost may be assessed to Client. This cost will be mutually agreed to in writing prior to replacement of the Consultant.

Due to the limited nature of TechCXO’s engagement, unless expressly stated in the accompanying proposal or work order, TechCXO and its Consultants shall not be solely responsible for the financial and accounting functions of Client even if acting in a “CFO” or similar executive role. TechCXO and its Consultants are acting solely in a consulting capacity, and the scope of the engagement is expressly limited to the responsibilities set forth in the accompanying proposal or work order.

14.	Force Majeure

Neither party shall be responsible for any failure to perform or delay in performing any of its obligations under this Agreement where and to the extent that such failure or delay results from causes outside the reasonable control of the party. Such causes shall include, without limitation, Acts of God or of the public enemy, acts of the government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, freight embargoes, civil commotions, or the like; however, the parties are aware of the current COVID-19 pandemic and consider this pandemic not to be a force majeure event. Notwithstanding the above, strikes and labor disputes shall not constitute an excusable delay for either party under this Agreement.

15.	Non-Solicitation of Employees

Each party agrees not to solicit, offer, or promise employment or employ the other party’s employees (full-time employees, Consultants or contractors) during the term of the Agreement and for a period of one (1) year following termination of this Agreement for any reason, unless prior written consent is received from the non-hiring party. In the event an employee is solicited, offered employment or hired in violation of this Agreement, the breaching party shall pay to the other party as liquidated damages a fee equal to 50% of the employee’s yearly compensation within 30 days of written notice of such violation.

16.	Representations of Consultant

Consultant and TechCXO specifically represent, warrant, and confirm that he:

a.       has not filed any claims, complaints, or actions of any kind against Client with any court of law, or local, state, or federal government or agency;

b.       has received all compensation, or other such sums due to Consultant other than the compensation for the transition services provided for in this Amendment;

c.       has not engaged in any unlawful conduct relating to the business of the Company;

d.       and his heirs, executors, representatives, administrators, agents, and assigns (collectively, the "Releasors") irrevocably and unconditionally fully and forever waive, release, and discharge Client, including Client's current and former of officers, directors, owners, partners, employees, parent companies or entities, subsidiaries, affiliates, related entities, franchisor, affiliated entities, successors-in-interest, predecessors-in-interest, advisors, legal counsel, representatives, and agents, in their corporate and individual capacities (collectively, the "Released Parties"), from any and all claims, demands, actions, causes of actions, indemnification, contribution, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown (collectively, "Claims"), that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Consultant's engagement or termination by Client by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of this Amendment.

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17.	Limitation of Liability

UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY (WHETHER IN CONTRACT, TORT, NEGLIGENCE OR OTHERWISE) WILL EITHER PARTY TO THIS AGREEMENT, OR THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR CONSULTANTS BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE OR OTHER SIMILAR DAMAGES, INCLUDING LOST PROFITS, LOST SALES, LOST FUNDING OR INVESTMENT, LOST BUSINESS, LOST DATA, BUSINESS INTERRUPTION OR ANY OTHER LOSS INCURRED BY THE OTHER PARTY OR SUCH THIRD PARTY IN CONNECTION WITH THIS AGREEMENT OR THE CONSULTING SERVICES, REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF OR COULD HAVE FORESEEN SUCH DAMAGES.

CLIENT AGREES THAT TECHCXO’S TOTAL LIABILITY ARISING OUT OF THIS AGREEMENT OR OTHERWISE IN CONNECTION WITH ANY CONSULTING SERVICES, SHALL IN NO EVENT EXCEED THE FEES PAID BY CLIENT TO TECHCXO PRIOR TO THE FIRST EVENT OR OCCURRENCE GIVING RISE TO SUCH LIABILITY, AND SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT OF FEES PAID BY CLIENT TO TECHCXO UNDER THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE ESSENTIAL PURPOSE OF THIS SECTION IS TO ALLOCATE THE RISKS UNDER THIS AGREEMENT BETWEEN THE PARTIES AND LIMIT POTENTIAL LIABILITY GIVEN THE FEES, WHICH WOULD HAVE BEEN SUBSTANTIALLY HIGHER IF TECHCXO WERE TO ASSUME ANY FURTHER LIABILITY OTHER THAN AS SET FORTH HEREIN. TECHCXO HAS RELIED ON THESE LIMITATIONS IN DETERMINING WHETHER TO PROVIDE CLIENT THE CONSULTING SERVICES PROVIDED FOR IN THIS AGREEMENT.

TechCXO shall not be liable for any deficiency in performance of consulting services to the extent resulting from acts or omissions of the Client, including but not limited to, Client’s failure to provide accurate information, timely assistance, relevant resources or necessary personnel requested by TechCXO to enable the performance of the consulting services. TechCXO also shall not liable for any deficiency in performance of consulting services to the extent that it does not directly supervise and/or manage staffing personnel provided to Client by TechCXO, or Client refuses to engage or allow a TechCXO Partner to be involved in the oversight and/or performance of the consulting services.

18.	Indemnification

Each party shall indemnify and hold the other harmless against any and all third-party claims, costs, expenses, losses, and liabilities claimed by third parties, arising out of misrepresentations, acts, or omissions of the indemnifying party, and Client shall indemnify and hold TechCXO harmless against any and all third party claims, costs, expenses, losses, and liabilities claimed by third parties, arising out of the providing of the products or services referenced in this Agreement, except for instances of fraud, gross negligence, or willful misconduct.

19.	Nondisclosure

By virtue of this Agreement, the parties may have access to information that is confidential to one another (“Confidential Information”). For purposes of this Agreement, Confidential Information may include, but is not limited to, information regarding proprietary methods and products, potential product and/or service offerings, source code, designs, documentation, customer names, customer data, business plans, financial analysis, future plans and pricing, the marketing or promotion of any product, and business policies and practices. The parties agree, both during the term of this Agreement and for a period of two (2) years after termination, for any reason, of this Agreement and of all work orders hereunder, to hold each other's Confidential Information in strict confidence. The parties agree not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the performance of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed in violation of the provisions of this Agreement, except a disclosure pursuant to any judicial or government request or order. The parties hereby acknowledge (1) the unique nature of the protections and provisions set forth in this provision, (2) that a party will suffer irreparable harm if the other party breaches any of said protections of this provision, and (3) that monetary damages will be inadequate to compensate the party for such breach. Therefore, if a party breaches this provision, then the aggrieved party shall be entitled to injunctive relief, in addition to any other remedies at law or equity, to enforce such provision.

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20.	Arbitration

Except for attempts by TechCXO to collect amounts owed under this Agreement, or attempts by either party to enforce the provisions of Section 18, which may be pursued, among other ways, through the federal and state judicial systems, any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance, or breach of this agreement, including any claim based on contract, tort, or statute, shall be resolved, at the request of any party to this agreement, by final and binding arbitration administered by and in accordance with the then existing rules and procedures of the American Arbitration Association, as the exclusive method of dispute resolution. The arbitration shall take place in Fulton County, Georgia. Judgment upon any reward rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

21.	Notice

Any notice required or permitted to be given by one party to the other shall be deemed to be given when notice is mailed via certified mail with the United States Postal Service with sufficient postage prepaid, or by recognized courier service with verification of delivery, addressed to respective party to whom notice is intended at the address specified above in this Agreement.

22.	Governing Law

This Agreement shall be governed by the laws of the State of Georgia without regard to its choice of laws rules. Any dispute arising out of or relating to this Agreement shall be determined by a federal or state court in the State of Georgia. The parties hereby submit to the jurisdiction of such courts.

23.	Severability

If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal, or unenforceable, such invalid, illegal, or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal, or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal, and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties' respective rights and obligations hereunder.

24.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together constitute a singled integrated document. Facsimile transmissions of the signature page shall be binding upon the parties.

25.	Entire Agreement

This Agreement constitutes the complete agreement between the parties and supersedes all previous agreements or representations, written or oral, with respect to the services and terms described herein. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party.

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